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Exhibit 10.6 WORKING CASH LINE OF CREDIT AGREEMENT BETWEEN THE
             COMPANY AND PNC BANK, N.A., DATED JUNE 12, 1998










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Working Cash(R) Line of Credit Agreement                                 PNCBANK
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THIS WORKING CASH(R) LINE OF CREDIT AGREEMENT ("Line of Credit Agreement") is
made as of June 11, 1998, between COMTREX SYSTEMS CORPORATION ("Customer") with an address at 102 Executive Drive, Suite 1, Moorestown, New Jersey 08057, and
PNC Bank, National Association ("Bank") with an office at 1600 Market Street, Philadelphia, Pennsylvania 19103.

Customer has executed and delivered to Bank a Working Cash(R), Line of Credit, Investment Sweep Agreement (the "Sweep Agreement") establishing a Working Cash(R) Sweep Account (the "Account") and has executed and delivered to PNC Bank, National Association, as Trustee a Working Cash(R) Trust Agreement establishing a revocable trust (the "Customer's Trust"), each of which is incorporated by reference herein (individually and collectively, the "Working Cash Agreement(s)"). Capitalized terms used but not defined herein shall have the meaning given to them in the other Working Cash Agreements. In connection with the Account, Customer has requested that Bank provide Customer a line of credit pursuant to which Bank would fund Net Debits (as defined in the Working Cash Sweep Agreement) occurring in such Account. The following outlines the terms of Customer's Working Cash(R) Line of Credit (the "Line of Credit")

1. LINE OF CREDIT. Monies may be borrowed from time to time until the Expiration Date against the Line of Credit, in an amount in the aggregate at any time outstanding not, to exceed $650,000. The term "Expiration Date" means June 30, 1999 or such later date as may be designated by Bank by written notice to Customer. Amounts borrowed hereunder shall be used to fund working capital of Customer and shall be deposited by Bank in the Account.

2. ADVANCE PROCEDURES. In the event that the assets transferred to the Account from the Customer's Trust under the Working Cash Sweep Agreement are insufficient to cover the Net Debit, Bank shall, on behalf of Customer, advance an amount equal to the lesser of (a) the remaining amount of the Net Debit, or
(b) the amount, if any, available under the Line of Credit.

3. INTEREST RATE. Interest Of the unpaid balance of the Line of Credit advances will be charged at a rate per annum which is at all times equal to the Prime Rate or at another variable rate of interest offered by Bank in its sole discretion and agreed upon in writing between Bank and Customer (the "As Offered Rate"). As used herein, the term "Prime Rate" means the rate publicly announced by Bank from time to time as its prime rate. The Prime Rate is not tied to any external rate or index and does not necessarily reflect the lowest rate of interest actually charged by Bank to any particular class or category of customers. For loans bearing interest at the Prime Rate, the rate of interest on amounts outstanding hereunder will change automatically when the Prime Rate changes without notice to Customer, effective on the date of any such change. Interest will be computed on the basis of a year or 365 or 366 days, as the case may be, and paid on the actual number of days elapsed. In no event will the rate of interest hereunder exceed the maximum rate allowed by law. Interest will be due and payable on or about the last day of each month and will be charged to the Account. In the event there are insufficient Credits (as defined in the Working Cash Sweep Agreement) in the Account to pay interest, Bank will advance funds on behalf of Customer as provided herein to the extent Customer has availability under the line of Credit. Otherwise, any unpaid interest will be immediately due and payable by Customer.

4. PAYMENT TERMS. Any Credit in the Account shall, to the extent available at the end of any Business Day, be automatically applied to the repayment of the outstanding principal balance under the Line of Credit. In addition, the outstanding principal balance and any accrued but unpaid interest thereon shall be due and payable on the Expiration Date. If any payment hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment. Customer hereby authorizes Bank to charge the Account or any deposit account maintained by Customer, individually or jointly with others, with Bank for any payment when due hereunder. Payments received will be applied to charges, fees, and expenses (including attorneys' fees), accrued interest and principal in any order Bank may choose, in its sole discretion.

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5. DEFAULT RATE. Upon maturity, whether by acceleration, demand or otherwise, and at the option of Bank upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, amounts outstanding under the Line of Credit shall bear interest at a rate per annum (based on a year of 365 or 366 days, as the case may be, and actual days elapsed) which shall be two percent (2%) in excess of Prime Rate but not more than the maximum rate allowed by law (the "Default Rate"). The Default Rate shall continue to apply whether or not judgment shall be entered hereon.

6. EVENTS OF DEFAULT. The occurrence of any of the following events will be deemed to be an "Event of Default" hereunder: (i) the termination of the Sweep Agreement by any party thereto; (ii) the nonpayment of any principal, interest or other indebtedness hereunder when due; (iii) the occurrence of any event of default or default and the lapse of any notice or cure period under any other agreement with Bank or under any other debt, liability or obligation to Bank of any Obligor; (iv) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within thirty (30) days of the commencement thereof, provided that Bank shall not be obligated to advance additional funds during such period; (v) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with Bank; (vi) a default with respect to any other indebtedness of any Obligor for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt; (vii) the commencement of any foreclosure proceeding, execution or attachment against any collateral securing the obligations of any Obligor to Bank; (viii) the entry of a final judgment against any Obligor and the failure of such Obligor to discharge the judgment within ten (10) days of the entry thereof; (ix) in the event that the Line of Credit or any guarantee executed by any Guarantor is secured, the failure of any Obligor to provide Bank with additional collateral if in the opinion of Bank at any time or times, the market value of any of the collateral securing the Line of Credit or any guarantee has depreciated; (x) any material adverse change in the business, assets, operations, financial condition or results of operations of any Obligor;

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(xi) any Obligor ceases doing business as a going concern; (xii) the revocation or attempted revocation, in whole or in part, of any guarantee by any Guarantor;
(xiii) the death or legal incompetency of any individual Obligor or, if any Obligor is a partnership, the death or legal incompetency of any individual general partner; (xiv) any representation or warranty made by any Obligor to Bank in any document provided to Bank, or in any other document now or in the future securing the obligations of any Obligor to Bank, is false, erroneous or misleading in any material respect; or (xv) the failure of any Obligor to observe or perform any covenant or other agreement with Bank. As used herein, the term "Obligor" means any Customer and any Guarantor, and the term "Guarantor" means any guarantor of the obligations of Customer to Bank existing on the date hereof or arising in the future.

Upon the occurrence of an Event of Default: (a) Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in either clause (iv) or (v) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the option of Bank and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the option of Bank, amount outstanding hereunder will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) Bank may exercise from time to time any of the rights and remedies available to Bank under this Agreement, any other document executed in connection herewith or under applicable law.

7. POWER TO CONFESS JUDGMENT. Customer hereby empowers any attorney of any court of record, after the occurrence of any Event of Default hereunder, to appear for Customer and, with or without complaint filed, confess judgment, or a series of judgments, against Customer in favor of Bank or any holder hereof for the entire outstanding principal balance, all accrued interest and all other amounts due hereunder, together with costs of suit and an attorney's commission of the greater of 10% of such principal and interest or $1,000 added as a reasonable attorney's fee, and for doing so this Agreement or a copy verified by affidavit shall be a sufficient warrant. Customer hereby forever waives and releases all errors in said proceedings and all rights of appeal and all relief from any and all appraisement, stay or exemption laws of any state now in force or hereafter enacted. Interest on any such judgment shall accrue at the Default Rate.

No single exercise of the foregoing power to confess judgment, or a series of judgments, shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, but the power shall continue undiminished and it may be exercised from time to time as often as Bank shall elect until such time as Bank shall have received payment in full of the debt, interest and costs.

8. RIGHT OF SETOFF. In addition to all liens upon and rights of setoff against the money, securities or other property of Customer given to Bank by law, Bank shall have, with respect to all of Customer's obligations to Bank however arising and to the extent permitted by law, a contractual possessory security interest in and a right of setoff against, and Customer hereby assigns, conveys, delivers, pledges and transfers to Bank all of Customer's right, title and interest in and to, all deposits, moneys, securities and other property of Customer now or hereafter in the possession of or on deposit with, or in transit to, Bank whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to Customer. Every such setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action by Bank, although Bank may enter such setoff on its books and records at a later time.

9. SECURITY Customer must cause the following to be executed and delivered to Bank in form and content satisfactory to Bank as security for the Line of
Credit:

(a) a security agreement granting Bank a first priority perfected lien on the personal property described in the security agreement to be delivered to Bank by Customer.

If the Line of Credit is secured by inventory, equipment or real property, hazard insurance must be maintained on such property, in such amounts and with such coverages as are acceptable to Bank, containing a standard lender loss payable or mortgagee clause in favor of Bank.

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10. COVENANTS. Unless compliance is waived in writing by Bank or until payment in full and termination of the Line of Credit:

(a) Customer will promptly submit to Bank such information relating to Customer's affairs (including but not limited to annual financial statements and tax returns for Customer and any guarantor) or any security for the Line of Credit as Bank may reasonably request.

(b) Customer will not make or permit any change in the nature of its business as carried on as of the date of this Line of Credit Agreement or in its senior management or equity ownership.

(c) Customer will comply with the covenants included in Exhibit "A" attached hereto.

11. FEES. On the date of this Line of Credit Agreement, Customer shall pay to Bank an up front fee of $1,000.00, in addition to the fees set forth in the Sweep Agreement.

12. EXPENSES. Customer will reimburse Bank for Bank's out-of-pocket expenses incurred or to be incurred in conducting UCC, title and other public record searches, and in filing and recording documents in the public records to perfect Bank's liens and security interests. All fees and expenses due hereunder will be charged to the Account. If there are insufficient credits in the Account to pay the fees and expenses due, Bank will advance funds as provided herein to the extent Customer has availability under the Line of Credit. Otherwise, any such fees and expenses will be immediately due and payable by Customer.

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13. ADDITIONAL PROVISIONS. Before the first advance under the Line of Credit,
Customer agrees to sign and deliver to Bank such other instruments and documents as Bank may reasonably request, such as certified resolutions, incumbency certificates or other evidence of authority. Bank will not be obligated to make any advance under the Line of Credit if any Event of Default or event which, with the passage of time, provision of notice or both, would constitute an Event of Default shall have occurred and be continuing.

14. MISCELLANEOUS. No delay or omission of Bank to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power or any acquiescence therein, nor shall the action or inaction of Bank impair any such right or power. Customer agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by Bank in the enforcement of its rights hereunder and in any security therefor, including without limitation reasonable fees and expenses of Bank's counsel. If any provision of this Line of Credit Agreement is found to be invalid by a court, all the other provisions of this Line of Credit Agreement will remain in full force and effect. Customer and all other makers or endorsers hereof forever waive presentment, protest, notice of dishonor and notice of non-payment. Customer and all other makers or endorsers hereof also waive all defenses based on suretyship or impairment of collateral. If any Working Cash Agreement is executed by more than one Customer, the obligations of such persons or entities thereunder will be joint and several. This Line of Credit Agreement shall bind Customer and the heirs, executors, administrators, successors and assigns of Customer, and the benefits hereof shall inure to the benefit of Bank and its successors and assigns. No modification, amendment or waiver of any provision of this Line of Credit Agreement or any other Working Cash Agreement nor any consent to any departure by the Customer herefrom or therefrom shall be effective unless made in writing signed by Bank and/or the Trustee, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which is given,

This Line of Credit Agreement has been delivered to and accepted by Bank and will be deemed to be made in the State where Bank's office indicated above is located. THIS LINE OF CREDIT AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE BANK'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. Customer hereby irrevocably consents to the exclusive jurisdiction of, any state or federal court for the county or judicial district where Bank's office indicated above is located, and consents that all service of process be sent by nationality recognized overnight courier service directed to Customer at Customer's address set forth herein and service so made will be deemed to he completed on the business day after deposit with such courier, provided that nothing contained herein will prevent Bank from bringing any action, enforcing any award or judgment or exercising any rights against Customer individually, against any security or against any property of Customer within any other county, state or other foreign or domestic jurisdiction. Customer acknowledges and agrees that the venue provided above is the most convenient forum for both Bank and Customer. Customer waives any objection to venue and any objection based on a more convenient forum in any action instituted hereunder.

15. WAIVER OF JURY TRIAL. CUSTOMER IRREVOCABLY WAIVES ANY AND ALL RIGHTS CUSTOMER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS LINE OF CREDIT AGREEMENT, ANY WORKING CASH AGREEMENT, ANY OTHER DOCUMENTS EXECUTED IN CONNECTION WITH THIS LINE OF CREDIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. CUSTOMER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

Customer acknowledges that it has read and understood all the provisions of this Line of Credit Agreement, including the confession of judgment and waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

[CORPORATE SEAL]                            COMTREX SYSTEMS CORPORATION


Attest: /s/ Lisa J. Mudrick                 By: /s/ Jeffrey C. Rice
       -------------------------               ----------------------------
Print Name: LISA J. MUDRICK                 Print Name: JEFFREY C. RICE
           ---------------------                       --------------------
Title: ASSISTANT SECRETARY                  Title: PRESIDENT AND CEO
      --------------------------                  -------------------------

                                            PNC BANK. NATIONAL ASSOCIATION


                                            By: /s/ Dennis Wasilewski
                                               ----------------------------
                                            Print Name: DENNIS WASILEWSKI
                                                       --------------------
                                            Title: V.P.
                                                  -------------------------


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                                    EXHIBIT A


   FINANCIAL REPORTING COVENANTS:


1. The Customer will deliver to the Bank:

      (a) Financial Statements for its fiscal year, within 120 days after fiscal year end, audited and certified without qualification by a certified public accountant acceptable to the Bank,

      (b) Interim Financial Statements of Customer, certified as true and correct by its chief financial officer, for each fiscal quarter, within
      (60) days of quarter end,

      (c) U.S. Securities and Exchange Commission Form 10-K within 120 days after fiscal year end,

      (d) With each delivery of Financial Statements, the Customer's chief financial officer shall also deliver a certificate as to the Customer's compliance with the financial covenants for the period then ended and whether any Event of Default (as defined in the Note) exists, and, if so, the nature thereof and the corrective measures the Customer proposes to take

   "Financial Statements" means the balance sheet and statements of income and cash flows prepared in accordance with generally accepted accounting principles in effect from time to time ("GAAP") applied on a consistent basis (subject in the case of interim statements to normal year-end adjustments).




   FINANCIAL COVENANTS:


1. The Customer will maintain at all times a minimum Tangible Net Worth of (i) $2,000,000.00 plus (ii) an amount equal to 90% of the Customer's net income for each quarter ending after March. 31, 1998. "Tangible Net Worth" means stockholders' equity in the Customer less any advances to third parties and all items properly classified as intangibles, in accordance with GAAP.

2. The Customer will maintain at all times a ratio of current assets to current liabilities of at least 2 to 1, to be tested quarterly.

3. The Customer will maintain at all times a ratio of total liabilities to Tangible Net Worth of less than 1.0 to 1, to be tested quarterly.


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4. The Customer will maintain at all times a ratio of Cash Flow to the total of
   Current Maturities plus Unfunded Capital Expenditures of at least 1.25 to 1. "Cash Flow" means net income plus depreciation plus amortization plus other non-cash items less dividends. "Current Maturities" means the current principal maturities of all indebtedness for borrowed money (including but not limited to amortization of capitalized lease obligations) having an original term of one year or more, as well as any prepayments of such indebtedness prior to scheduled maturity. "Unfunded Capital Expenditures" means capital expenditures made from the Customer's funds other than borrowed funds, to be tested quarterly.

   NEGATIVE COVENANTS:


1. The Customer will not create, assume, incur or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of its property, now owned or hereafter acquired, or acquire or agree to acquire any kind of property under conditional sales or other title retention agreements, except liens disclosed on the Customer's latest Financial Statements provided to the Bank prior to the date of this letter; provided, however, that the foregoing restrictions shall not prevent the Customer from:

           (i) incurring liens for taxes, assessments or governmental charges or levies which shall not at the time be due and payable or can thereafter be paid without penalty or are being contested in good faith by appropriate proceedings diligently conducted and with respect to which it has created adequate reserves;

           (ii) making pledges or deposits to secure obligations under workers' compensation laws or similar legislation; or

           (iii) granting liens or security interests in favor of the Bank.

2. The Customer will not create, incur, guarantee, endorse (except endorsements in the course of collection), assume or suffer to exist any indebtedness, except (i) indebtedness to the Bank, (ii) open account trade debt incurred in the ordinary course of business and not past due, or (iii) other Indebtedness disclosed on the Customer's latest Financial Statements which have been provided to the Bank prior to the date of this letter.

3. The Customer will not liquidate, merge or consolidate with any person, firm, corporation or other entity, or sell, lease, transfer or otherwise dispose of more than $100,000.00 during any fiscal year of all or any substantial part of its property or assets, whether now owned or hereafter acquired.

4. The Customer will not make acquisitions of all or substantially all of the property or assets of any person, firm, corporation or other entity.


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5. The Customer will not make or have outstanding loans or advances greater than
   $100,000.00 in the aggregate to or otherwise extend credit to any person, firm or corporation, except in the ordinary course of business.








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The undersigned Customer, intending to be legally bound, hereby consents and agrees to the covenants set forth in this Line of Credit Agreement as of the date first written above.

[CORPORATE SEAL]                            COMTREX SYSTEMS CORPORATION


Attest: /s/ Lisa J. Mudrick                 By: /s/ Jeffrey C. Rice
       -------------------------               ----------------------------
Print Name: LISA J. MUDRICK                 Print Name: JEFFREY C. RICE
           ---------------------                       --------------------
Title: ASSISTANT SECRETARY                  Title: PRESIDENT AND CEO
      --------------------------                  -------------------------


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